SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): February 8, 2002


                              RCN Corporation
           (Exact name of Registrant as specified in its charter)


         Delaware                   0-22825                    22-3498533
(State of Incorporation)     (Commission File No.)           (IRS Employer
                                                         Identification Number)


                            105 Carnegie Center
                          Princeton, NJ 08540-6215
        (Address of principal executive offices, including zip code)


                               (609) 734-3700
            (Registrant's telephone number, including area code)


                               Not Applicable
       (Former name or former address, if changed since last report)



Item 7.  Financial Statements and Exhibits

c) Exhibits.

Exhibit 99.1 Description of Slides Regarding RCN Corporation's Presentation at its 4th Quarter Results Conference Call in Princeton, NJ on February 8, 2002.

Exhibit 99.2      RCN Corporation Press Release, dated February 8, 2002.


Item 9. Regulation FD Disclosure.

RCN Corporation is making available various slides in connection with the Company's presentation at its 4th Quarter Results Conference Call in Princeton, NJ on February 8, 2002. The contents of these slides are described in Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On February 8, 2002, RCN Corporation issued the press release attached as
Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Some of the statements made by RCN in this Form 8-K are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in this Form 8-K should be evaluated in light of these important factors.

The information in this Current Report on Form 8-K is furnished pursuant to
Item 9 and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in this Current Report on Form 8-K is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although we may do so from time to time as we believe warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 8, 2002

                           RCN CORPORATION

                           By: /s/ John J. Jones
                           -------------------------
                           John J. Jones
                           Executive Vice President, General Counsel and Corporate Secretary


EXHIBIT INDEX

99.1 Description of Slides Regarding RCN Corporation's Presentation at its 4th Quarter Results Conference Call in Princeton, NJ on February 8, 2002.

99.2     RCN Corporation Press Release, dated February 8, 2002.






Exhibit 99.1

Description of Slides Regarding the Company's Presentation at its 4th Quarter Results Conference Call in Princeton, NJ on February 8, 2002.

Title Slide
Large RCN Corporation logo. Title: RCN Corporation, 4th Quarter 2001 Update February 8, 2002

Slide 01
Some of the statements made by RCN in these slides are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in these slides should be evaluated in light of these important factors.


Slide 02

Boston- EBITDA positive ($ in millions)
                          1998             1999              2000              2001           4Q01
Marketable Homes          85,059          188,292           205,100           270,983
Headcount                 182             477               892               486
Revenue                   $16             $29               $50               $91              $26
Gross Profit %            33%             45%               56%               64%              71%
SG&A as % of rev          135%            130%              134%              77%              66%
EBITDA                   ($17)           ($24)             ($39)             ($12)             $1
Network Connections       14,376          34,625            105,882           158,362
Penetrations              17%             18%               52%               58%
Connections per cust      1.6             1.9               2.2               2.3

*before corporate charges






Slide 03
Financial Results Summary ($ in millions except per share data)
                                            4Q00              3Q01              4Q01
Sales                                       $114              $137              $143
Gross Profit %                              51%               57%               59%
SG & A                                      170               122               125
EBITDA                                     (113)             (44)              (35)
Net (Loss) to Common Shareholders          (296)             (112)              210

Basic and Diluted (loss) per
Average common share:
Net (loss) before extraordinary item      ($3.42)           ($1.92)           ($2.03)
Extraordinary item                             -             $0.77             $4.18
Net (loss) to Common Shareholders         ($3.42)           ($1.15)            $2.15
Weighted Average Shares
Outstanding (000s)                        86,531            97,325            97,773



Slide 04
Results Summary
                                          2000 vs.         2001               Year over Year
                                                                                  Growth
Network Connections                       613,584        827,405                   35%
Marketable Homes                          1,220,161      1,500,129                 23%
Revenue                                   $405           $536                      32%
Gross Margin                              51%            57%                       11%
SG&A                                      $552           $538                      (3%)
EBITDA                                    ($344)         ($232)                    32%
Capex                                     $1,261         $617                      (51%)
Headcount                                 7,142          4,770                     (33%)


Slide 05
Cash Burn Continues to Slow
($ in millions)
                                    4Q00    1Q01              2Q01              3Q01    4Q01
EBITDA                             (113)    (90)              (64)             (44)     (35)
Capex/Inventory                    (573)    (249)            (157)             (115)    (103)
Other Working Capital               303     (157)             ( 9)              23      27
Operating Burn                     (383)    (496)            (230)             (136)    (111)


Slide 06
Capitalization ($ in millions)
                                            9/30/01          12/31/01

Senior Notes                                 $556              $393
Discount Notes                              1,159               733
Total Unsecured Debt                       $1,715            $1,126
Bank Debt                                     750               750
Total Debt                                 $2,465            $1,876
Cash                                       $1,132            $  837
Available Revolver                            250               250
Cash & Availability                        $1,382            $1,087



Slide 07
Continued Reduction of EBITDA Losses:
($ in millions)
                             4Q00             1Q01              2Q01           3Q01         4Q01
                           ---------        ---------         --------         ----         ----
Revenue                      $114             $125              $131           $137         $143
Gross profit                   57               65                72             78           90
Gross profit %                 50%              52%               55%            57%          59%*
SG&A                          170              155               136            122          125
SG&A %                        149%             124%              104%            89%          88%
EBITDA                       (113)             (90)              (64)           (44)        ($35)


* normalized gross profit- excludes one-time cost credits received in 4Q01.  Gross profit with one-time credits is 63%



Slide 08
Network And Connections (in 000s)
                                     4Q00             4Q01      Yr/Yr Growth      Yr/Yr Change
Homes Passed                        1,495            1,706         211               14%
Marketable Homes                    1,220            1,500         280               23%
Connections
         Voice                        140              221          81               57%
         Video                        413              487          74               18%
         Data                          60              120          60               100%
                                --------------------------------------------------------------------------------
         Network Connections          614              827         213                35%
Penetration
         Voice                        11%              15%
         Video                        34%              33%
         Data                          5%               8%
Total                                 50%              55%
Network Customers                     430              515
Connections per customer             1.42             1.61



Slide 09
Resilink Stats (in 000s)
                                    1Q01             2Q01              3Q01              4Q01
Resilink Homes                       486              493               660               732
Resilink Customers                    49               60                68                83
Connections per customer             2.7              2.7               2.8               2.8
Resilink connections                 134              163               187               231
    As % of Total connections        20%              22%               23%               28%
    As % of Net Additions            49%              54%               56%               82%



Slide 10
4th Quarter Net Additions Are Up But Churn is Still High

                   4Q00              1Q01             2Q01              3Q01             4Q01
Net Additions     69,835            69,571           54,868            42,541           46,841

Churn %              2.0%              2.1%             2.3%              2.8%              2.9%




Slide 11
Revenue Growth
                           4Q01/4Q00 Growth          4Q01/3Q01 Growth
Residential                        40%                       6%
Commercial                         (7%)                    (16%)
Dial-up                           (10%)                     (7%)



Slide 12
Components of Revenue
                                    2000                     2001

Residential                          60%                     70%
Commercial                           14%                     11%
Dial-up                              19%                     14%
Reciprocal Compensation               7                       5%




Slide 13
Customer Acquisition Costs
Graph Showing:
Costs of:  $403 in 4Q00; $242 in 1Q01, $229 in 2Q01, $212 in 3Q01,
$197 in 4Q01



Slide 14
Significant Progress in Reducing SG&A Costs:

                           4Q00             1Q01              2Q01              3Q01             4Q01
SG&A                       $170M            $154M             $136M             $122M            $125M
Headcount                  7,142            6,431             5,869             5,141            4,770
-2,372 Headcount decline in 4 quarters
-Customer acquisition costs down over 51% in 4 quarters
-Cost per call down 35% over 4 quarters



Slide 15
Continue Our Steady Progress...
o        Reducing cash burn rate
o        Optimizing margins
o        Reducing SG &A
o        Prudently target our capital spend
o        New Focus on Revenue Opportunities





Exhibit 99.2 RCN Corporation Press Release, dated February 8, 2002.

                              [RCN LETTERHEAD]

Contact: Kevin Kuryla, RCN Investor Relations (609) 720-5863
         Jim Downing, RCN Investor Relations (609) 734-3718
         Nancy Bavec, RCN Public Relations (609) 734-3772


         RCN ANNOUNCES FOURTH QUARTER AND YEAR-END 2001 RESULTS

         Strong EBITDA Improvement Driven by Greater Operational Efficiencies and Revenues; Boston Market Becomes EBITDA Positive


PRINCETON, NJ, February 8, 2002--RCN Corporation (Nasdaq: RCNC) today reported its results for 2001 and for the quarter ended December 31, 2001.


Key 2001 Accomplishments*

o        Network connections increased by 35% to 827,405 at year end
o        Revenues increased by 32% to $536 million
o Residential revenue, our core business, grew 40% compared to the same quarter 2000
o        Gross margin continued to improve each quarter  this year
o ResiLink connections increased to 231,182, up 132% from fourth quarter 2000, and now represent 28% of total Network connections
o        Reductions in debt and cash burn strengthened the balance sheet
o RCN's Greater Boston market achieved positive EBITDA milestone one quarter ahead of company's initial projections

* The results in this release are calculated on a Pro Forma basis reflecting consolidation of the Starpower joint venture in the Washington, D.C. market, which is owned 50% by RCN.

"In what was clearly a challenging economic environment, RCN kept its focus on its core strategy of bringing customers onto our own network, and at the same time reduced spending, cut EBITDA losses, and improved the balance sheet," said David C. McCourt, RCN's Chairman and CEO. "The hard work by all our employees throughout the entire year has further demonstrated the merits of our business, capped off with achieving positive EBITDA in our largest market, Boston, one quarter ahead of its initial projections."


Financial Results for the Quarter and Year 2001

For the quarter ended December 31, 2001, Pro Forma Total RCN revenues were $143.0 million, an increase of 26% from the fourth quarter of 2000, and a 4.6% increase from the third quarter of 2001. RCN's Pro Forma Total consolidated EBITDA (earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation and extraordinary items) for the quarter was a loss of $34.6 million, a 69% improvement from a year ago. The company posted a net gain of $210.0 million in the fourth quarter of 2001, or $2.15 per average common share. Excluding an extraordinary gain of $408.5 million from the early retirement of debt, RCN posted a loss of $198.5 million, or ($2.03) per common share.

For the year ended December 31, 2001, Pro Forma Total RCN revenues were $536.2 million, a 32 % increase from $405.4 million in the previous year. RCN's Pro Forma Total consolidated EBITDA for the year ended December 31, 2001, was a loss of $232.3 million, compared to a loss of $343.8 million in 2000. RCN reported an annual net loss to common shareholders of $836.5 million, or ($8.89) per average common share, compared to a loss of $891.5 million, or $(10.59) per common share a year ago.

During the fourth quarter RCN added over 43,000 marketable homes to its broadband footprint, and is now selling multiple services to over 1.5 million homes. The company now has more than 827,000 network connections with the addition of 46,800 during the fourth quarter. Capital expenditures were $117 million for the fourth quarter and $617 million for the year.

"We accomplished what we set out to do, which was to align our growth with the efficient deployment of capital, and accelerate our timetable for achieving positive EBITDA," said Tim Stoklosa, Executive Vice President and Chief Financial Officer.

Debt Reduction: During the year the company retired approximately $816 million face amount of debt. During the quarter the company recorded a $409 million gain from the early retirement of debt, in which approximately $177 million of cash was used. Total long-term debt outstanding at the end of the fourth quarter was $1.9 billion.

Cash Burn and Liquidity: Total operating cash burn in the fourth quarter was $111 million, versus $136 million, $230 million, and $496 million in the third, second and first quarters respectively. At the end of the quarter, RCN had liquidity of approximately $1.1 billion, which includes a $250 million revolver available through its Credit Facility.

In a year in which marketable homes were up 23%, network connections were up 35%, and revenue increased 32%, RCN was able to decrease SG&A by $14 million in 2001 versus the prior year.

"We improved our results this year in part by significantly reducing discretionary operating expenses and putting programs in place to go after the most profitable revenue. Furthermore, we became more cost-effective in our marketing effort, cutting acquisition costs in half while still adding more customers onto our network," said McCourt. "The bottom line impact can be seen in our SG&A and gross margin improvements."


RCN Achieves Positive EBITDA in its Greater Boston Market

RCN has announced that its Greater Boston market generated positive EBITDA during the fourth quarter of 2001, one quarter ahead of the company's original projections. Boston becomes RCN's third major market, along with Central New Jersey and Pennsylvania's Lehigh Valley markets, to reach this milestone. RCN provides its advanced communications services to 19 Massachusetts communities, representing approximately 270,000 marketable homes.


Developments and Outlook

The company is in ongoing discussions with its lenders regarding an amendment to its credit agreement. This amendment would accommodate a modified business plan focused on the development of the company's business in existing markets with limited expansion and no new markets. While RCN remains confident of negotiating a satisfactory amendment to its credit agreement, there can be no assurances as to whether RCN and its senior lenders will reach agreement on such an amendment that is satisfactory to RCN. The senior lenders may require concessions in exchange for an amendment, including reductions in principal, repayment of outstanding debt, higher interest rates and/or changes to other terms of the agreement. In the event that an amendment is not obtained, RCN may or may not remain in compliance with certain of its existing bank covenants later in the year. In light of these discussions, RCN is not providing detailed guidance for 2002 at this time.

However, the company looks forward to 2002 as a year to increase market share and improve profitability. With the amendment, the company would anticipate a modified business plan that is EBITDA positive in the first half of 2003, and free cash flow positive in the first half of 2004.


About RCN Corporation

RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable television and high-speed Internet services to the most densely populated markets in the U.S. RCN has more than 1 million customer connections. It operates in seven of the top ten markets in the U.S., namely Boston, Chicago, Los Angeles, New York, Philadelphia, San Francisco and Washington DC. Additional information can be found at: www.rcn.com.


                                   # # #

Forward-Looking Statement Disclaimer

Some of the statements made by RCN in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors.




                                           Total Service Connections
                                                                                            Quarterly    Yearly
                                    4Q00         1Q01         2Q01        3Q01        4Q01    Change     Change

Connections:

Voice                              140,329       164,012     187,365     204,638    220,562
Video                              413,403       443,011     460,433     471,567    486,888
Data                                59,852        76,132      90,225     104,359    119,955
                                    ------        ------      ------     -------    -------
Network Connections:               613,584       683,155     738,023     780,564    827,405         6%      35%

Resale                              47,228        49,229      43,332      37,468     33,932
Dial-Up                            453,965       432,082     405,523     384,752    361,632
                                   -------       -------     -------     -------    -------
Total Connections:               1,114,777     1,164,466   1,186,878   1,202,784  1,222,969         2%      10%

Homes Passed                     1,495,000     1,597,000   1,654,000   1,690,000  1,706,000         1%      14%

Marketable Homes                 1,220,000     1,311,000   1,403,000   1,457,000  1,500,000         3%      23%




                           PRO FORMA TOTAL RCN*
                      RCN CORPORATION AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (Dollars in Thousands)
                                (Unaudited)


                                                                            QUARTER ENDED                    TWELVE MONTHS ENDED
                                                               Dec 31,        Sep 30,       Dec 31,          Dec 31,     Dec 31,
                                                                2001            2001         2000             2001        2000
                                                            -------------- ------------- ---------------    ---------------------

SALES
     VOICE                                                  $    34,240      $  33,653    $   24,268          125,815  $  77,037
     VIDEO                                                       61,132         58,232        45,942          223,790    160,811
     DATA                                                        34,756         35,460        32,036          140,264    120,614
     OTHER                                                       12,886          9,332        11,275           46,345     46,961
                                                            -------------- --------------- -------------  ------------------------
TOTAL SALES                                                     143,014        136,677       113,521          536,214    405,423
COSTS & EXPENSES, EXCLUDING NON-CASH STOCK BASED
   COMPENSATION, DEPRECIATION AND AMORTIZATION
     DIRECT EXPENSES                                             52,589         58,598        56,048          230,924    197,385
     OPERATING AND SG&A                                         125,024        122,251       170,461          537,621    551,818
                                                            -------------- --------------- -------------  ------------------------
EBITDA BEFORE NON-CASH STOCK BASED COMPENSATION, GOODWILL       (34,599)       (44,172)     (112,988)        (232,331)  (343,780)
   WRITE-OFF AND SPECIAL CHARGES, WRITE DOWN OF EQUITY
   INVESTMENT
NON-CASH STOCK BASED COMPENSATION                                17,103         15,093        13,906           62,955     41,237
GOODWILL WRITE-OFF AND SPECIAL CHARGES                                -              -             -          481,731          -
DEPRECIATION AND AMORTIZATION                                    82,618         79,566        99,301          354,532    313,819
                                                            -------------- --------------- -------------  ------------------------
OPERATING (LOSS)                                               (134,320)      (138,831)     (226,195)      (1,131,549)  (698,836)
INVESTMENT INCOME                                                12,438         16,256        34,920           85,142    142,590
INTEREST EXPENSE                                                (44,488)       (48,182)      (59,530)        (196,910)  (223,868)
WRITE DOWN OF EQUITY INVESTMENT                                       -              -       (24,418)               -    (24,418)
OTHER (LOSS) INCOME, NET                                          6,431         10,893         5,984           13,237      2,008
                                                            -------------- --------------- -------------  ------------------------
(LOSS) BEFORE INCOME TAXES                                     (159,939       (159,864)     (269,239)      (1,229,990)  (802,524)
PROVISION (BENEFIT) FOR INCOME TAXES                               (431)            36        (2,377)          (3,682)    (4,778)
                                                            -------------- --------------- -------------  ------------------------
(LOSS) BEFORE EQUITY IN UNCONSOLIDATED ENTITIES AND            (159,508)      (159,900)     (266,862)      (1,226,308)  (797,746)
   MINORITY INTEREST
EQUITY IN (LOSS) OF UNCONSOLIDATED ENTITIES                      (8,330)           448        (5,793)           8,417    (14,289)
MINORITY INTEREST IN LOSS OF CONSOLIDATED ENTITIES                8,164         10,555        12,959           49,092     43,321
                                                            -------------- --------------- -------------  -----------------------
NET (LOSS) BEFORE EXTRAORDINARY ITEM                           (159,674)      (148,897)     (259,696)      (1,168,799)  (768,714)
EXTRAORDINARY ITEM                                              408,529         75,482             -          484,011          -
                                                            -------------- --------------- -------------  ------------------------
NET INCOME (LOSS)                                               248,855        (73,415)     (259,696)        (684,788)  (768,714)
                                                            -------------- --------------- -------------  ------------------------

PREFERRED DIVIDEND AND ACCRETION REQUIREMENTS                    38,871         38,225        36,360          151,663    122,752

NET INCOME (LOSS) TO COMMON SHAREHOLDERS                     $  209,984    $  (111,640)    $(296,056)      $ (836,451) $(891,466)
                                                            ============== =============== =============  ========================





------------

* The Pro Forma Total RCN results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests.






                                                          GAAP BASIS
                                               RCN CORPORATION AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (Dollars in Thousands, Except Per Share Data)
                                                         (Unaudited)

                                                                            QUARTER ENDED                 TWELVE MONTHS ENDED
                                                           Dec 31,        Sep 30,         Dec 31,         Dec 31,      Dec 31
                                                            2001            2001            2000            2001        2000
                                                        -------------- ------------------------------  -----------------------

SALES                                                       122,713      116,347         94,996          455,971     333,451
COSTS & EXPENSES, EXCLUDING NON-CASH STOCK BASED
   COMPENSATION, DEPRECIATION AND AMORTIZATION:
DIRECT EXPENSES                                              47,967      51,222          49,804         205,132      176,673
OPERATING AND SG&A                                          111,145     105,614         154,620         473,677      488,737
                                                        -------------------------------------------  -------------------------
EBITDA BEFORE NON-CASH STOCK BASED COMPENSATION,
   GOODWILL                                                 (36,399)    (40,489)       (109,428)       (222,838)    (331,959)
   WRITE-OFF AND SPECIAL CHARGES, WRITE DOWN OF EQUITY
   INVESTMENT
NON-CASH STOCK BASED COMPENSATION                            17,103      15,093          13,906          62,955       41,237
GOODWILL WRITE-OFF AND SPECIAL CHARGES                            -           -               -         470,880            -
DEPRECIATION AND AMORTIZATION                                72,712      73,188          90,902         321,525      285,648
                                                        -------------------------------------------  -------------------------
OPERATING (LOSS)                                           (126,214)   (128,770)       (214,236)     (1,078,198)    (658,844)
INVESTMENT INCOME                                            12,394      16,172          34,628          84,487      141,736
INTEREST EXPENSE                                            (44,488)    (48,182)        (59,530)       (196,910)    (223,868)
WRITE DOWN OF EQUITY INVESTMENT                                   -           -         (24,418)              -      (24,418)
OTHER (LOSS) INCOME, NET                                      6,428      10,804           5,984          13,237        1,883
                                                        -------------------------------------------  -------------------------
(LOSS) BEFORE INCOME TAXES                                 (151,880)   (149,976)       (257,572)     (1,177,384)    (763,511)
PROVISION (BENEFIT) FOR INCOME TAXES                           (431)         36          (2,377)         (3,682)      (4,778)
                                                        -------------------------------------------  -------------------------
(LOSS) BEFORE EQUITY IN UNCONSOLIDATED ENTITIES AND        (151,449)   (150,012)       (255,195)     (1,173,702)    (758,733)
   MINORITY INTEREST
EQUITY IN (LOSS) OF UNCONSOLIDATED ENTITIES                 (12,360)     (4,496)        (12,328)        (17,185)     (34,497)
MINORITY INTEREST IN LOSS OF CONSOLIDATED ENTITIES            4,135       5,611           7,827          22,088       24,516
                                                        -------------------------------------------  -------------------------
(LOSS) BEFORE EXTRAORDINARY ITEM                           (159,674)   (148,897)       (258,696)     (1,168,799)    (768,714)
EXTRAORDINARY ITEM                                          408,529      75,482               -         484,011            -
                                                        -------------------------------------------  -------------------------
NET INCOME (LOSS)                                           248,855     (73,415)       (259,696)       (684,788)    (768,714)
PREFERRED DIVIDEND AND ACCRETION REQUIREMENTS                38,871      38,225          36,360         151,663      122,752
                                                        -------------------------------------------  -------------------------
NET INCOME (LOSS) TO COMMON SHAREHOLDERS                $   209,984    $(111,640)    $ (296,056)        (836,451)    (891,466)
                                                        ===========================================  =========================

BASIC AND DILUTED INCOME (LOSS) PER AVERAGE
  COMMON SHARE:
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM             $      (2.03)   $    (1.92)  $       (3.42)   $     (14.03) $  (10.59)
EXTRAORDINARY ITEM                                      $       4.18    $     0.77   $       (0.00)   $       5.14  $   (0.00)
NET INCOME (LOSS) TO COMMON SHAREHOLDERS                $       2.15    $    (1.15)  $       (3.42)   $      (8.89) $  (10.59)
                                                        ============== ============= =============== ==========================

WEIGHTED AVERAGE SHARES OUTSTANDING                      97,772,695     97,324,957      86,530,736      94,117,391   84,200,329








                                       GAAP BASIS
                            RCN CORPORATION AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (Dollars in Thousands)
                                       (Unaudited)

                                                                                           December 31,       December 31,
                                                                                               2001               2000
                                                                                          --------------------------------
ASSETS
Current assets
      Cash, temporary cash investments and short-term investments                                $838,491      $1,728,392
      Accounts receivable from related parties                                                     16,765          37,874
      Accounts receivable, net of reserve for
        doubtful accounts of $17,393 at December 31, 2001 and
        $4,123 at December 31, 2000                                                                53,856          52,878
      Interest and dividends receivable                                                             4,558          13,365
      Prepayments and other                                                                        18,828          21,822
      Restricted short-term investments                                                            23,676               0
                                                                                          --------------------------------
Total current assets                                                                              956,174       1,854,331


Property, plant and equipment, net of accumulated
      depreciation of $643,758 at December 31, 2001
      and $420,659 at December 31, 2000                                                         2,320,198       2,255,959
Investments                                                                                       229,294         204,946
Intangible assets, net of accumulated amortization of $116,483
      at September 30, 2001 and $274,924 at December 31, 2000                                      48,410         389,672
Deferred charges and other assets                                                                  49,055          70,644
                                                                                          --------------------------------
Total assets                                                                                   $3,603,131      $4,775,552
                                                                                          ================================





                                GAAP BASIS
                     RCN CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                          (Dollars in Thousands)
                               (Unaudited)

                                                                            December 31,    December 31,
                                                                                2001            2000
                                                                           --------------------------------

LIABILITIES, REDEEMABLE PREFERRED AND SHAREHOLDERS' DEFICIT
Current liabilities
      Current maturities of long-term debt and
        capital lease obligations                                                   $1,782            $355
      Accounts payable to related parties                                           16,632          89,800
      Accounts payable                                                              38,779         198,562
      Advance billings and customer deposits                                        25,781          24,638
      Accrued expenses                                                             230,145         217,534
                                                                           --------------------------------
Total current liabilities                                                          313,119         530,889
                                                                           --------------------------------
Long-term debt                                                                   1,894,366       2,257,357
Other deferred credits                                                              34,214          25,983
Minority interest                                                                   51,298          75,232
Redeemable preferred stock                                                       2,142,276       1,990,613
Common shareholders' deficit                                                     (832,142)       (104,522)
                                                                           --------------------------------
Total liabilities, redeemable preferred and common shareholders' deficit        $3,603,131      $4,775,552
                                                                           ================================